As filed with the Securities and Exchange Commission on December 5, 1997

                                            REGISTRATION STATEMENT NO. 333-27075


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            -------------------------

                            SHERIDAN HEALTHCARE, INC.
             (Exact name of Registrant as specified in its charter)
         DELAWARE                                                04-3252967
(State or other jurisdiction                                  (I.R.S. Employer
of incorporation or organization)                            Identification No.)
                         4651 SHERIDAN STREET, SUITE 400
                            HOLLYWOOD, FLORIDA 33021
                                 (954) 987-5822
(Address, including zip code, and telephone number, including area code, of
 Registrant's principal executive offices)
                         -------------------------------

                            MITCHELL EISENBERG, M.D.
                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            SHERIDAN HEALTHCARE, INC.
                         4651 SHERIDAN STREET, SUITE 400
                            HOLLYWOOD, FLORIDA 33021
                                 (954) 987-5822
(Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)

                                 With a copy to:

                              KEVIN M. DENNIS, ESQ.
                           GOODWIN, PROCTER & HOAR LLP
                                 EXCHANGE PLACE
                           BOSTON, MASSACHUSETTS 02109

                          -----------------------------


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.



                                EXPLANATORY NOTE

    This Registration Statement registered the offer and sale from time to time of up to 289,596 shares of the common stock, par value $.01 per share (the "Common Stock"), of Sheridan Healthcare, Inc. (the "Company") held by certain stockholders of the Company (the "Selling Stockholders"). The Company registered the offer and sale of these shares pursuant to its obligations under certain agreements (the "Agreements") between the Company and the Selling Stockholders. As all of the shares have been sold by the Selling Stockholders under the Registration Statement, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to cancel the effectiveness of the Registration Statement.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on December 8, 1997.

                             SHERIDAN HEALTHCARE, INC.



                             By: /S/Mitchell Eisenberg
                                 -----------------------------------------------
                                 MITCHELL EISENBERG, M.D.
                                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER


    Pursuant  to  the   requirements   of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons in the capacities and on the date indicated.



Signature                             Title                             Date


/s/ Mitchell Eisenberg   Chairman of the Board of Directors,    December 5, 1997
------------------------ President and Chief Executive Officer
Mitchell Eisenberg, M.D. (Principal Executive Officer)



/s/ Michael F. Schundler Chief Operating Officer and Chief      December 5, 1997
------------------------ Financial Officer (Principal Financial
Michael F. Schundler     Officer and Principal Accounting Officer)


/s/ Lewis D. Gold
------------------------ Executive Vice President-Business      December 5, 1997
Lewis D. Gold, M.D.      Development and Director

/s/ Robert W. Daly
------------------------ Director                               December 5, 1997
Robert W. Daly

/s/ Henry E. Golembesky
------------------------ Director                               December 5, 1997
Henry E. Golembesky, M.D.

/s/ Neil A. Natkow
------------------------ Director                               December 5, 1997
Neil A. Natkow, D. O.



* As to all of the above:



/s/ Mitchell Eisenberg
------------------------
Mitchell Eisenberg,
by Power-of-Attorney